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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 of our reports dated February 18, 2005 relating to the financial statements of American Family Life Insurance Company and American Family Variable Account I which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
April 22, 2005